UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2011

BIG BEAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-132547	20-4350486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E Rio Salado Parkway, Suite 900, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 253-0323

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On August 24, 2011, we issued an aggregate of 10,000,000 shares of our common stock at a price $300,000 or $0.03 per share.  We issued the securities to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 5.01	Changes in Control of Registrant

On August 24, 2011, Southern Legacy Minerals, Inc. (“Southern Legacy”), purchased a total 22,000,000 shares of our common stock from Steve Rix, our former director and officer, in a private transaction for $125,000.  The funds used for this share purchase were Southern Legacy’s funds.  Southern Legacy now owns 32.6% of our company’s issued and outstanding shares of common stock.

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On August 24, 2011, we received resignations from Steve Rix, Michael Schifsky and Henry Konerko.  Mr. Rix resigned as president, secretary, treasurer and director of our company.  Mr. Schifsky resigned as interim chief financial officer as well as a director and Mr. Konerko resigned as a director of our company.  Mr. Rix’s, Mr. Schifsky’s and Mr. Konerko’s resignations were not the result of any disagreements with our company regarding its operations, policies, practices or otherwise.

Concurrently with the resignations, we appointed James G. Baughman as interim chief executive officer, president, secretary and treasurer of our company.  Mr. Baughman is currently a member to our company’s board of directors.

Also on August 24, 2011, we accepted consents to act from John Ryan, Howard Crosby and Bruce Reid.  We appointed Mr. Ryan as chief financial officer and as a member to our board of directors, Mr. Reid as chairman to our board of directors and Mr. Crosby as a member to our board of directors.

James G. Baughman

James G. Baughman has been a member to our board of directors since June 1, 2010.

Mr. Baughman has worked as a geologist for more than 25 years in mining operations and mineral exploration projects for precious, base metals, and uranium. Mr. Baughman has provided technical services and project management for a number of major and junior mining companies.

From September, 2010 to February 28, 2011 Mr. Baughman was employed by Terra Mining Corp. as Chief Operating Officer and transitioned to the same capacity in West Mountain Index Advisors, Inc. on March 1, 2011.

From October of 2006 to the September 2010, Mr. Baughman was CEO of Uranium Corp., a private company. Mr. Baughman also served as chief operating officer and a director in March 2010 of American Mining Corporation.

From July of 2004 to May of 2006, Mr. Baughman was the co-founder, president and chief executive officer of High Plains Uranium Corp, and managed a successful initial public offering on the Toronto Stock Exchange.  From May of 2006 to October of 2006, Mr. Baughman was the chief executive officer of Kenai Resources, formerly known as Triumph Gold Corp, a public company on the Toronto Stock Exchange.

James Baughman is a Director of Big Bear Mining Corp. Mr. Baughman is currently assisting several private mining development companies and is on the Advisory Board of a Canadian exploration company. In July of 1983, Mr. Baughman received a Bachelor of Science degree in Geology from the University of Wyoming, Laramie. He is a registered professional geologist in the State of Wyoming.  Mr. Baughman resides in Aurora, Colorado.

John Ryan

From April 2006 to January 2009, John Ryan was the co-founder and executive chairman of US Silver (TSX-USA), where he was instrumental in the acquisition of the Galena Mine and the subsequent listing of the Company on the Toronto Stock Exchange as a Venture listing.  His primary responsibilities during his tenure at US Silver were to guide strategic planning and to assist with financing requirements for the mine.

Since May 2007 to present, Mr. Ryan has been the chief financial officer of US Uranium.  His duties and responsibilities include taking care of all receivables, payables and maintaining financial statements of the company.

Since March 2010 to present, Mr. Ryan has been the chairman and chief executive officer of Senetek PLC (OTCBB-SNKTY), wherein he has been the principal executive of the company, responsible for all aspects of company business, including the sale of the legacy assets and the transition to a mining company. .

Mr. Ryan acquired a Bachelor of Science in mining engineering from University of Idaho, in 1985 and earned his juris doctorate from Boston College Law School in 1992.  He also holds Series 62 and Series 63 securities licenses and is registered with Sunrise Securities Corp. in New York, New York and currently resides in Coeur d'Alene, Idaho.

Howard Crosby

Since September 1989 to present, Mr. Crosby has been the chairman and president of Crosby Enterprises, Inc, a closely held corporation providing consulting services and private investment to the mining industry.  As president, Mr. Crosby is responsible for all aspects of the company as a principal executive and financial officer.

Since March 2010 to present, Mr. Crosby has been the president and chief financial officer of Senetek PLC, where he has been instrumental in transforming the Company from a pharmaceutical company into a mining company.  As president, he helps guide strategic decisions and as a chief financial officer of the company, he has overall responsibility for the financial reporting to the SEC.

Mr. Crosby earned Bachelor of Arts degree from University of Idaho in 1974 and currently resides in Walla Walla, Washington.

Bruce Reid

Following a long career as an investment banker specializing in mining equities, from May 2006 to November 2009, Mr. Reid was appointed as a chief executive officer of US Silver, where his main responsibilities were to guide the company in its formative days, through listing and subsequent restart of the Galena Mine.  Following his tenure at US Silver, he led a proxy fight to gain control of Carlisle Goldfields and since 2009 to present, has been the president, chief executive officer and director of Carlisle (TSE-CGJ).  He has performed all of the traditional responsibilities of the chief executive officer, and is currently guiding a major drilling program at the company's Lynn Lake, Manitoba project.

Mr. Reid was also the president and chief executive officer of U.S. Silver Corp. from June 2006 to November 2009 as well as vice-president, Corporate Finance of Research Capital from 2002 to 2006.  Mr. Reid brings to the Corporation extensive experience in corporate finance and in the mining and mineral exploration industry.

Mr. Reid earned a Bachelor of Science in geology from the University of Toronto in 1979 and a finance degree from the University of Windsor.  He is an independent geological consultant and currently resides in Toronto, Canada.

Our board of directors now consists of James G. Baughman, John W. Glasscock, John Ryan, Howard Crosby and Bruce Reid.

There have been no transactions between our company, Mr. Baughman, Mr. Ryan or Mr. Reid since the company’s last fiscal year which would be required to be reported herein.

Item 9.01	Financial Statements and Exhibits
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG BEAR MINING CORP.
/s/ James G. Baughman
James G. Baughman
President and Director

Date:	August 31, 2011